Exhibit 5.1

[Goodwin Procter LLP Letterhead]

August 5, 2026

Easterly Government Properties, Inc.

2001 K Street NW, Suite 775 North

Washington, D.C. 20006

Re: Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-277434) (as amended or supplemented, the “Registration Statement”) filed on February 28, 2024 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Easterly Government Properties, Inc., a Maryland corporation (the “Company”), of any combination of securities of the types specified therein. The Registration Statement became effective upon filing with the Commission on February 28, 2024.

Reference is made to our opinion letter dated February 28, 2024 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on August 4, 2026 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to $214,982,308 in shares (the “Total Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), covered by the Registration Statement and being offered and sold pursuant to the (i) amended and restated equity distribution agreements, each dated as of August 4, 2026, listed on Schedule I hereto (collectively, the “Distribution Agreements”), (ii) master confirmations for non-contingent forward transactions, each dated as of August 4, 2026, listed on Schedule I hereto (collectively, the “Non-Contingent Forward Confirmations”), and (iii) master confirmations for contingent forward transactions, each dated as of August 4, 2026, listed on Schedule I hereto (collectively, the “Contingent Forward Confirmations” and, together with the Non-Contingent Forward Confirmations, the “Forward Confirmations”). Pursuant to the Distribution Agreements, the Total Shares may include (i) shares of Common Stock sold by the Company through or to the sales agents (the “Issuance Shares”) and (ii) shares of Common Stock borrowed by the forward purchasers (or their affiliates) from third parties and sold by the forward sellers (the “Forward Hedge Shares”) pursuant to one or more non-contingent forward transactions (a “Non-Contingent Forward”) and/or contingent forward transactions (a “Contingent Forward” and, together with a Non-Contingent Forward, the “Forwards”). Each Forward is to be governed by the terms of the applicable Forward Confirmation and related supplemental confirmations entered into for each Forward in accordance with the terms of the applicable Distribution Agreement. In connection with each Non-Contingent Forward, the relevant forward purchaser will agree to purchase from the Company (subject to the Company’s right to elect cash

Easterly Government Properties, Inc.

August 5, 2026

settlement or net share settlement), a number of shares of Common Stock equal to the number of Forward Hedge Shares sold by the relevant forward seller pursuant to the applicable Distribution Agreement (the “Non-Contingent Settlement Shares”), subject to adjustment as set forth in the applicable Non-Contingent Forward Confirmation, for a purchase price equal to the price at which the Forward Hedge Shares were sold by the forward sellers, less certain commissions and subject to certain adjustments. In connection with each Contingent Forward, the relevant forward purchaser will agree to purchase from the Company, upon the exercise of the applicable contingency with respect to all or any portion of such Contingent Forward (subject to the Company’s right to elect cash settlement or net share settlement), the number of shares of Common Stock underlying the exercised portion of such Contingent Forward (the “Contingency Exercised Settlement Shares” and, together with the Non-Contingent Settlement Shares, the “Forward Settlement Shares”), for a purchase price based on the initial forward price agreed for such Contingent Forward, less certain commissions and subject to adjustments and the other terms set forth in the applicable Contingent Forward Confirmation. For purposes of this supplemental opinion letter, we refer to the Forward Settlement Shares, together with the Issuance Shares, as the “Shares.”

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

For purposes of the opinion set forth below, we have assumed that the Issuance Shares are issued, and the Forward Hedge Shares are sold, for a price per share equal to or greater than the minimum price authorized by the Company’s board of directors or a duly authorized committee thereof prior to the date hereof (the “Minimum Price”), that, in the case of each Contingent Forward, the initial forward price under such Contingent Forward is, as of the trade date of such Contingent Forward, equal to or greater than the Minimum Price, and that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the aggregate of (i) the maximum number of then unissued Issuance Shares that may be issued for the Minimum Price plus (ii) the maximum number of shares of Common Stock deliverable by the Company upon settlement of the Forwards that have not then settled (including, in the case of each Contingent Forward, the shares of Common Stock underlying any portion of such Contingent Forward as to which the applicable contingency has not then been exercised or expired).

The opinion set forth below is limited to the Maryland General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with a Distribution Agreement and/or a Forward Confirmation (and a related, duly authorized supplemental confirmation), as applicable, and in exchange for a price per share equal to or greater than the Minimum Price (or in net share settlement of a Forward Confirmation (and a related, duly authorized supplemental confirmation)), will be validly issued, fully paid and nonassessable.

Easterly Government Properties, Inc.

August 5, 2026

This supplemental opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this supplemental opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated August 4, 2026, which is incorporated by reference into the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

SCHEDULE I

Amended and Restated Equity Distribution Agreements:

1.
Amended and Restated Equity Distribution Agreement, dated as of August 4, 2026, by and among the Company, the Operating Partnership, Citigroup Global Markets Inc., as sales agent and/or principal, Citibank N.A., as forward purchaser and Citigroup Global Markets Inc. as agent for Citibank N.A., as forward seller.

2.
Amended and Restated Equity Distribution Agreement, dated as of August 4, 2026, by and among the Company, the Operating Partnership, BMO Capital Markets Corp., as sales agent and/or principal and as forward seller, and Bank of Montreal, as forward purchaser.

3.
Amended and Restated Equity Distribution Agreement, dated as of August 4, 2026, by and among the Company, the Operating Partnership, BTIG, LLC, as sales agent and/or principal, Nomura Securities International, Inc., as forward seller, and Nomura Global Financial Products, Inc., as forward purchaser.

4.
Amended and Restated Equity Distribution Agreement, dated as of August 4, 2026, by and among the Company, the Operating Partnership and Jefferies LLC, as sales agent and/or principal, forward seller and as forward purchaser.

5.
Amended and Restated Equity Distribution Agreement, dated as of August 4, 2026, by and among the Company, the Operating Partnership and Raymond James & Associates, Inc., as sales agent and/or principal, forward seller and as forward purchaser.

6.
Amended and Restated Equity Distribution Agreement, dated as of August 4, 2026, by and among the Company, the Operating Partnership, RBC Capital Markets, LLC, as sales agent and/or principal and as forward seller, and Royal Bank of Canada, as forward purchaser.

7.
Amended and Restated Equity Distribution Agreement, dated as of August 4, 2026, by and among the Company, the Operating Partnership, Truist Securities, Inc., as sales agent and/or principal and as forward seller, and Truist Bank, as forward purchaser.

8.
Amended and Restated Equity Distribution Agreement, dated as of August 4, 2026, by and among the Company, the Operating Partnership, Wells Fargo Securities, LLC, as sales agent and/or principal and as forward seller, and Wells Fargo Bank, National Association, as forward purchaser.

Schedule I-1

9.
Amended and Restated Equity Distribution Agreement, dated as of August 4, 2026, by and among the Company, the Operating Partnership and Compass Point Research and Trading, LLC, as sales agent and/or principal.

Master Confirmations for Non-Contingent Forward Transactions:

1.
Master Confirmation for Non-Contingent Forward Transactions, dated as of August 4, 2026, by and between the Company and Citibank N.A.

2.
Master Confirmation for Non-Contingent Forward Transactions, dated as of August 4, 2026, by and among the Company, BMO Capital Markets Corp., as agent for Bank of Montreal, and Bank of Montreal.

3.
Master Confirmation for Non-Contingent Forward Transactions, dated as of August 4, 2026, by and between the Company and Jefferies LLC.

4.
Master Confirmation for Non-Contingent Forward Transactions, dated as of August 4, 2026, by and between the Company and Raymond James & Associates, Inc.

5.
Master Confirmation for Non-Contingent Forward Transactions, dated as of August 4, 2026, by and among the Company, RBC Capital Markets, LLC, as agent for Royal Bank of Canada, and Royal Bank of Canada.

6.
Master Confirmation for Non-Contingent Forward Transactions, dated as of August 4, 2026, by and among the Company, Wells Fargo Securities, LLC, as agent for Wells Fargo Bank, National Association, and Wells Fargo Bank, National Association.

7.
Master Confirmation for Non-Contingent Forward Transactions, dated as of August 4, 2026, by and between the Company and Nomura Global Financial Products, Inc.

8.
Master Confirmation for Non-Contingent Forward Transactions, dated as of August 4, 2026, by and among the Company, Truist Securities, Inc., as agent for Truist Bank, and Truist Bank.

Master Confirmations for Contingent Forward Transactions:

1.
Master Confirmation for Contingent Forward Transactions, dated as of August 4, 2026, by and between the Company and Jefferies LLC.

2.
Master Confirmation for Contingent Forward Transactions, dated as of August 4, 2026, by and between the Company and Citibank N.A.

3.
Master Confirmation for Contingent Forward Transactions, dated as of August 4, 2026, by and among the Company, RBC Capital Markets, LLC, as agent for Royal Bank of Canada, and Royal Bank of Canada.

Schedule I-2

4.
Master Confirmation for Contingent Forward Transactions, dated as of August 4, 2026, by and among the Company, Truist Securities, Inc., as agent for Truist Bank, and Truist Bank.

5.
Master Confirmation for Contingent Forward Transactions, dated as of August 4, 2026, by and among the Company, Wells Fargo Securities, LLC, as agent for Wells Fargo Bank, National Association, and Wells Fargo Bank, National Association.

Schedule I-3